UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

As previously announced on February 22, 2012, Pamela J. Keefe, the Company’s Chief Financial Officer and Treasurer has been appointed to the Electric Power Research Institute effective April 1, 2012.

On March 30, 2012 the Company entered into a separation agreement, general release and consulting services agreement with Ms. Keefe.  The two-year consulting services agreement, effective April 1, 2012, provides that Ms. Keefe would receive the pro-rata value of certain Management Incentive and Long-Term Incentive Plan payouts for her advice and counsel on various matters including financial integration in connection with the acquisition of Central Vermont Public Service Corporation by Gaz Métro Limited Partnership.

Copies of the Separation Agreement, General Release and Consulting Services Agreement are attached hereto as Exhibits A 10.21, A 10.22, and A 10.23 respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
A 10.21	Separation Agreement between Pamela J. Keefe and Central Vermont Public Service Corporation dated effective April 1, 2012.
A 10.22	General Release between Pamela J. Keefe and Central Vermont Public Service Corporation dated effective April 1, 2012.
A 10.23	Consulting Services Agreement between Pamela J. Keefe and Central Vermont Public Service Corporation dated effective April 1, 2012.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Lawrence J. Reilly Lawrence J. Reilly President and Chief Executive Officer
April 4, 2012